UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2020

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2020, Madison Square Garden Entertainment Corp. (the “Company”) entered into an employment agreement with Scott S. Packman, the Executive Vice President and General Counsel of the Company, as described more fully in Item 5.02 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of the Company appointed Scott S. Packman Executive Vice President and General Counsel of the Company effective July 1, 2020.

Mr. Packman, 52, served as General Counsel and Corporate Secretary of MGM Holdings Inc. (“MGM”), the owner of the movie and television studio and distribution company, and its subsidiaries from April 2005 to July 2016. Additionally, Mr. Packman was Senior Executive Vice President of those companies during April 2012 to July 2016 and Executive Vice President from April 2005 to April 2012. From May 2002 to April 2005 he was Deputy General Counsel and Senior Vice President of Metro-Goldwyn-Mayer Inc. Mr. Packman was the Chief Strategy Officer, General Counsel, Senior Executive Vice President and Head of Business Affairs at Sonar Entertainment Inc., an independent television production and distribution company, from July 2019 to April 2020. Since leaving MGM in 2016 he has also been engaged in entrepreneurial activities including advising on strategic investment opportunities, through SSP Partners LLC (and its predecessor), exploring the acquisition of businesses and working to develop an internet based business. Before serving at MGM, he was General Counsel, Executive Vice President, and Corporate Secretary at Creative Planet, Inc. from 2000 to 2001, was an Associate at O’Melveny & Myers, LLP from 1997 to 1999, and an Associate at Rogers & Wells from 1995 to 1997. He has served as a Member of the Board of Directors of Bet Tzedek since 2009 and is joining the Advisory Board of The University of Texas at Austin’s B.B.A program.

In connection with Mr. Packman’s appointment, Mr. Packman and the Company entered into an employment agreement dated June 26, 2020, which will become effective as of July 1, 2020. The employment agreement provides for an annual base salary of not less than $800,000 and, commencing with the Company’s fiscal year starting July 1, 2020, an annual target bonus equal to not less than 100% of Mr. Packman’s annual base salary. In connection with his relocation from Los Angeles to New York City, Mr. Packman will receive a one-time special cash payment of $250,000, payable within 30 days after the effective date of the employment agreement. If Mr. Packman’s employment with the Company terminates prior to the first anniversary of the effective date as a result of his resignation (other than for “good reason” as defined in the employment agreement) or a termination by the Company for “cause” (as defined in the employment agreement), then Mr. Packman will be required to refund to the Company the gross amount of the special cash award. Commencing with the Company’s fiscal year starting July 1, 2020, Mr. Packman will be eligible, subject to his continued employment by the Company, to participate in future long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Mr. Packman will receive one or more annual long-term awards with an aggregate target value of not less than $1,200,000. Under the employment agreement, Mr. Packman will be eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to June 30, 2023, Mr. Packman’s employment with the Company is either terminated by the Company other than for cause, or by Mr. Packman for good reason and cause does not then exist, then, subject to Mr. Packman’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) severance in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Packman’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Packman’s outstanding long-term cash awards will immediately vest in full and will be payable to Mr. Packman to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Packman’s outstanding restricted stock or restricted stock units granted to him under the plans of the Company will immediately be eliminated and will be payable or deliverable to Mr. Packman subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Packman’s outstanding stock options and stock appreciation awards under the plans of the Company will immediately vest.

If Mr. Packman’s employment is terminated due to his death or disability before June 30, 2023, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards will immediately vest in full, whether or not subject to performance criteria and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the extent that other similarly situated executives receive payment as determined by the Compensation Committee of the Board of the Company (subject to the satisfaction of the applicable performance criteria).

The employment agreement contains certain covenants by Mr. Packman including a non-competition covenant that restricts Mr. Packman’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

The above description does not purport to be complete and is qualified in its entirety by reference to Mr. Packman’s employment agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01	Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated June 26, 2020, between the Company and Scott S. Packman.

104	Cover Page Interactive Dara File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
(Registrant)

By:	/s/ Andrew Lustgarten
Name:	Andrew Lustgarten
Title:	President

Dated: June 29, 2020

3